UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

General Cannabis Corp (the “Company”) previously issued secured promissory notes (the “Notes”) to certain accredited investors pursuant to a promissory note and warrant purchase agreement dated as of April 20, 2018. The total amount of principal outstanding on the Notes as of May 1, 2019 was $6,849,000. The Company paid of a portion of the Notes in accordance with their terms in an amount of $2,363,000 in connection with the maturity of the Notes on May 1, 2019, and the Company and certain of the Note holders agreed to extend the maturity date of the remaining Notes in the principal amount of $4,486,000 until June 1, 2019. Such amendments were entered into from April 29, 2019 through May 6, 2019.

Item 2.03	Creation of a Direct Financial Obligation

Item 1.01 and Exhibit 10.1 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of First Amendment to Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 6, 2019

GENERAL CANNABIS CORP

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:	Chief Executive Officer